Exhibit 4.8

[FORM OF ADWR]

Number_____________	CUSIP NUMBER:

American Depositary Warrants (each American Depositary Warrant representing one (1) Warrant)

AMERICAN DEPOSITARY WARRANT RECEIPT

FOR

AMERICAN DEPOSITARY WARRANTS

representing

DEPOSITED WARRANTS

of

POLESTAR AUTOMOTIVE HOLDING UK [LIMITED] [PLC]

(Incorporated under the laws of England and Wales)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the “Depositary”), hereby certifies that _____________is the owner of ______________ American Depositary Warrants (hereinafter “ADWs”), representing deposited Warrants, including evidence of rights to receive such Warrants (the “Warrants”), of Polestar Automotive Holding UK [Limited] [Plc], a [public] limited company incorporated under the laws of England and Wales (the “Company”). As of the date of the ADW Deposit Agreement (as hereinafter defined), each ADW represents one (1) Warrant deposited under the ADW Deposit Agreement with the Custodian, which at the date of execution of the ADW Deposit Agreement is Citibank, N.A. (London) (the “Custodian”). The ADW-to-Warrant ratio is subject to amendment as provided in Articles IV and VI of the ADW Deposit Agreement. The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

(1) The ADW Deposit Agreement. This American Depositary Warrant Receipt is one of an issue of American Depositary Warrant Receipts (“ADWRs”), all issued and to be issued upon the terms and conditions set forth in the ADW Deposit Agreement, dated as of ______, 2022 (as amended and supplemented from time to time, the “ADW Deposit Agreement”), by and among the Company, the Depositary, and all

Holders and Beneficial Owners from time to time of ADWs evidenced by ADWRs issued thereunder. The ADW Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADWRs and the rights and duties of the Depositary in respect of the Warrants deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Warrants and held thereunder (such Warrants, securities, property and cash are herein called “Deposited Securities”). Copies of the ADW Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADWs (or any interest therein) issued in accordance with the terms and conditions of the ADW Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the ADW Deposit Agreement and applicable ADWR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the ADW Deposit Agreement and the applicable ADWR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the ADW Deposit Agreement and the applicable ADWR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this ADWR are summaries of certain provisions of the ADW Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the signing of the ADW Deposit Agreement) and are qualified by and subject to the detailed provisions of the ADW Deposit Agreement and the Articles of Association, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the ADW Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADWs into DTC. Each Beneficial Owner of ADWs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADWs.

(2) Withdrawal of Deposited Securities. The Holder of this ADWR (and of the ADWs evidenced hereby) shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADWs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADWs to the Depositary at its Principal Office (and, if applicable, this ADWR evidencing such ADWs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADWR Delivered to the Depositary for such purpose has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADWs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit C to, the ADW Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADWR, of the ADW Deposit Agreement, of the Company’s Articles of Association, of any applicable laws and the rules of CREST, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADWs Delivered to it (and, if applicable, the ADWRs evidencing the ADWs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADWs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) the Deposited Securities represented by the ADWs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the ADW Deposit Agreement, of this ADWR so cancelled, of the Articles of Association of the Company, of any applicable laws and the rules of CREST, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADWs representing less than one Warrant. In the case of Delivery to it of ADWs representing a number other than a whole number of Warrants, the Depositary shall cause ownership of the appropriate whole number of Warrants to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADWs the number of ADWs representing any remaining fractional Warrant, or (ii) sell or cause to be sold the fractional Warrant represented by the ADWs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid as a result of such sale) to the person surrendering the ADWs. Notwithstanding anything else contained in this ADWR or the ADW Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash distributions, or (ii) any proceeds from the sale of any distributions of Warrants or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADWs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADWs represented by this ADWR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of the Deposited Securities represented by such ADWs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3) Transfer, Combination and Split-Up of ADWRs. The Registrar shall register the transfer of this ADWR (and of the ADWs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADWR and execute new ADWRs evidencing the same aggregate number of ADWs as those evidenced by this ADWR when canceled by the Depositary, (y) cause the Registrar to countersign such new ADWRs, and (z) Deliver such new ADWRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADWR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this surrendered ADWR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this surrendered ADWR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit C to, the ADW Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADWR, of the ADW Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this ADWR (and of the ADWs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADWR and execute new ADWRs for the number of ADWs requested, but in the aggregate not exceeding the number of ADWs evidenced by this ADWR (when canceled by the Depositary), (y) cause the Registrar to countersign such new ADWRs and (z) Deliver such new ADWRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADWR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit C to the ADW Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADWR, of the ADW Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

(4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender, of any ADW the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Warrants or presenter of ADWs or of an ADWR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Warrants being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit C of the ADW Deposit Agreement and in this ADWR, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in Section 3.1 of the ADW Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADWRs or ADWs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this ADWR, the ADW Deposit Agreement, the terms of the Deposited Securities and applicable law.

The issuance of ADWs against deposits of Warrants generally or against deposits of particular Warrants may be suspended, or the deposit of particular Warrants may be refused, or the registration of transfer of ADWs in particular instances may be refused, or the registration of transfer of ADWs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Warrant Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Warrants or ADWs are listed, or under any provision of the ADW Deposit Agreement or this ADWR, if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders or warrantholders of the Company or for any other reason, subject in all cases to paragraph (24) and Section 7.8 of the ADW Deposit Agreement. Notwithstanding any provision of the ADW Deposit Agreement or this ADWR to the contrary, Holders are entitled to surrender outstanding ADWs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Warrants in connection with voting at a shareholders’ meeting or the payment of distributions, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADWRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5) Compliance With Information Requests. Notwithstanding any other provision of the ADW Deposit Agreement or this ADWR, each Holder and Beneficial Owner of the ADWs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Warrants or ADWs are, or will be, registered, traded or listed, the Articles of Association of the Company or the terms of the Deposited Securities, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADWs (and Warrants, as the case may be) and regarding the identity of any other person(s) interested in such ADWs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company as promptly as practicable any such response to such requests received by the Depositary.

(6) Exercise of ADWs. Subject to the terms hereof and of the ADW Deposit Agreement, Holders of ADWs may exercise the Warrants represented thereby upon the terms of the Warrants set forth in the Warrant Agreement at any time during a Business Day prior to the ADW Expiration Date.

In the event that a Holder of ADWs wishes to exercise the Warrants represented by such Holder’s ADWs and such Warrants may be exercised at such time, the Holder shall be required to take the following actions:

(a) Present such Holder’s ADWs to the Depositary (c/o of the ADW Admin Agent) for cancellation and exercise of the underlying Warrants.

(b) Remit to the ADW Depositary (c/o the ADW Admin Agent) payment of (i) the Warrant Exercise Price, and (ii) any and all fees and expenses applicable to (x) the cancellation and exercise of ADWs (as set forth in Exhibit C to the ADW Deposit Agreement), and (y) the issuance and delivery of ADSs (as set forth in the ADS Deposit Agreement).

(c) Deliver to the ADW Depositary (c/o the ADW Admin Agent) a duly completed and signed ADW Exercise Form, substantially in the form set forth in Exhibit B to the ADW Deposit Agreement (the “ADW Exercise Form”), instructing the Depositary to:

(i)	Cancel, or cause to be canceled, the ADWs presented for cancellation;

(ii)

Instruct the ADW Admin Agent and the Custodian to (x) deliver as soon as practicable to the Warrant Agent the Warrants represented by the ADWs so canceled for exercise, (y) exercise, or cause to be exercised, the Warrants represented by the ADWs so canceled, and (z) remit to the Warrant Agent the Warrant Exercise Price received directly from the Holder of the ADWs so canceled;

(iii)	Instruct the Warrant Agent to deliver Shares deliverable upon exercise of the relevant Warrant in accordance with the Warrant Agreement to the custodian under the ADS Deposit Agreement; and

(iv)	Instruct the depositary under the ADS Deposit Agreement to issue ADSs to the account or accounts specified in the ADW Exercise Form.

The Depositary shall, or shall cause the ADW Admin Agent to, establish procedures with DTC for the exercise of Warrants represented by ADWs, and the receipt of ADSs upon exercise of ADWs, in each case substantially upon the terms for exercise of Warrants represented by ADWs by Holders of ADWs described above, by DTC Participants on behalf of Beneficial Owners of ADWs via DTC’s automated warrant exercise procedures upon terms acceptable to the Depositary and the ADW Admin Agent. Such DTC procedures shall require the DTC Participant exercising ADWs to (i) surrender ADWs for cancellation, (ii) deliver the requisite ADW/Warrant exercise instructions, and (iii) pay the applicable Warrant Exercise Price and the ADW and ADS fees applicable to the cancellation and exercise of ADWs and the issuance and delivery of ADSs.

The Depositary shall, upon receipt of ADWs for cancellation and exercise of the underlying Warrants, the duly completed ADW Exercise Form, the Warrant Exercise Price and the ADW and the ADS fees and expenses applicable to the cancellation and exercise of ADWs and the issuance and delivery of ADSs, as contemplated above by Holders or by DTC Participants on behalf of Beneficial Owners of ADWs, (x) cancel (or cause to be cancelled) the ADWs so presented, and (y) instruct the ADW Admin Agent and the Custodian to deliver as soon as practicable to the Warrant Agent (i) the Warrants represented by the ADWs so canceled for exercise, and (ii) the Warrant Exercise Price received directly from the Holder of the ADWs so canceled to the Warrant Agent.

The Holder of an ADW shall be considered the owner of Shares of the Company issuable upon exercise of Warrants only upon receipt by the Warrant Agent from the Custodian acting on behalf of the Holder of (i) the requisite Warrants, (ii) duly completed instructions for the exercise of such Warrants, and (iii) the Warrant Exercise Price. There can be no assurance that the ADSs deliverable upon exercise of ADWs will be issued and delivered to the person exercising the ADWs within a specified time from the date of exercise of the ADWs.

If the number of ADWs exercised is less than the total number of ADWs evidenced by the ADWR presented to the Depositary for cancellation, the Depositary shall issue a new ADWR representing the balance of the ADWs not exercised. No fractional Shares will be issued upon the exercise of Warrants and no fractional ADSs will be issued upon the exercise of ADWs.

If the Company at any time adjusts the Warrant Exercise Price or the Warrant-to-Share exercise ratio it shall give notice thereof to the Depositary and the ADW Admin Agent. Upon receipt of such notice, the Depositary shall, or shall cause the ADW Admin Agent to, give notice thereof to the Holders of ADWs.

If the Company at any time suspends the right to exercise Warrants, it shall give timely notice thereof to the Depositary and the ADW Admin Agent setting forth the term and the reason of such suspension. Upon receipt of such notice of suspension, the Depositary shall give, or shall cause the ADW Admin Agent to give, notice thereof to the Holders of ADWs and shall refuse to accept any instruction to cancel ADWs for the purpose of any exercise of Warrants during the period of suspension.

Copies of the ADW Exercise Form may be obtained from the Depositary and from the ADW Admin Agent upon request.

(7) Disclosure of Interest. Notwithstanding any other provision of the ADW Deposit Agreement, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company’s Articles of Association, as they may be amended from time to time, and the laws of England and Wales with respect to the disclosure requirements regarding ownership of Shares. In the case such disclosure of Shares is required of a Holder or Beneficial Owner, such Holder or Beneficial Owner must at the same time also disclose its ownership of any Warrants, as well as of ADW(s) as if they were the Warrants represented thereby. As of the date of this ADWR, such disclosure requirements regarding ownership of Shares are as follows:

Notwithstanding any provision of the ADW Deposit Agreement or of any ADWR(s) and without limiting the foregoing, by being a Holder or Beneficial Owner of an ADW, each such Holder or Beneficial Owner agrees to provide such information as the Company may request in a disclosure notice (a “Disclosure Notice”) given pursuant to the U.K. Companies Act 2006 (as amended from time to time and including any statutory modification or re-enactment thereof, the “Companies Act”) or the Articles of Association. By accepting or holding an ADW, each Holder or Beneficial Owner acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include the withdrawal of the voting rights of such Shares and (where the relevant Shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any Shares held as treasury shares)) and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares.

(8) Liability of Holder for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADWs or ADWRs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Holder and/or Beneficial Owner, and may sell for the account of a Holder and/or the Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or maybe payable by Holder or Beneficial Owners in respect of the ADWs, Deposited Property and ADWRs, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Warrants and the Depositary may refuse to issue ADWs, deliver ADWRs, exercise ADWs, register the transfer of ADWs, register the split-up or combination of ADWRs and (subject to paragraph (25) and Section 7.8(a) of the ADW Deposit Agreement) the withdrawal of Deposited Payment until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADWs held by such Holder and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADWs, and (iii) any transaction entered into by such Holder and/or Beneficial Owner in respect of the ADWs and/or the Deposited Property represented thereby (including, without limitation, the exercise of ADWs and the Warrants represented thereby). Notwithstanding anything to the contrary contained in the ADW Deposit Agreement or any ADWR, the obligations of Holders and Beneficial Owners under Section 3.2 of the ADW Deposit Agreement shall survive any transfer of ADWs, any cancellation of ADWs and withdrawal of Deposited Securities, and the termination of the ADW Deposit Agreement.

(9) Representations and Warranties of Depositors. Each person depositing Warrants under the ADW Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Warrants and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Warrants have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Warrants presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Warrants presented for deposit are not, and the ADWs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13 of the ADW Deposit Agreement), and (vi) the Warrants presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Warrants, the issuance and cancellation of ADWs in respect thereof and the transfer of such ADWs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Warrants, to take any and all actions necessary to correct the consequences thereof.

(10) Filing Proofs, Certificates and Other Information. Any person presenting Warrants for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADWs and Deposited Securities, compliance with applicable laws, the terms of the ADW Deposit Agreement or this ADWR evidencing the ADWs, if applicable, and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Warrants in registered form presented for deposit, such information relating to the registration of Warrants on the books of the Company or of the Warrant Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the ADW Deposit Agreement and this ADWR, if applicable. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company, shall, to the extent practicable, withhold the execution or delivery or registration of transfer of any ADW, the exercise of ADWs, or the distribution or sale of any distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (25) and Section 7.8 of the ADW Deposit Agreement, the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations are made, or such other information and documentation are provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Warrants for deposit or ADWs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

(11) Charges of Depositary. The Depositary shall charge the following fees:

(i) Issuance Fee: by any person for whom ADWs are issued (e.g., an issuance upon a deposit of Warrants, upon a change in the ADW(s)-to-Warrant(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (iv) below, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) so issued under the terms of the ADW Deposit Agreement;

(ii) Cancellation Fee: to any person surrendering ADWs for cancellation (e.g., a cancellation of ADWs for Delivery of deposited Warrants, upon a change in the ADW(s)-to-Warrant(s) ratio, or for any other reason), a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) cancelled(except as provided for in (iv) and (v) below);

(iii) Cash Distribution Fee: to any Holder of ADWs, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements);

(iv) Warrant Distribution / Rights Exercise Fee: by any Holder of ADWs, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) held for the distribution of ADWs pursuant to (a) free Warrant distributions or (b) an exercise of rights to purchase additional ADWs;

(v) Other Distribution Fee: by any Holder of ADW(s), a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) held for the distribution of securities other than ADWs or rights to purchase additional ADWs (e.g., spin-off securities);

(vi) ADW Services Fee: by any Holder of ADW(s), a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) held on the applicable record date(s) established by the Depositary;

(vii) Registration of ADW Transfer Fee: by any Holder of ADW(s) being transferred or by any person to whom ADWs are transferred, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) transferred;

(viii) ADW Conversion Fee: by any Holder of ADW(s) being converted or by any person to whom the converted ADWs are delivered, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) converted from one ADW series to another ADW series (e.g., upon conversion of Partial Entitlement ADWs for Full Entitlement ADWs, or upon conversion of Restricted ADWs into freely transferrable ADWs, and vice versa); and

(ix) Exercise of ADWs into Shares / ADSs: to any person surrendering ADWs in connection with the exercise of ADWs into Shares or ADWs into ADSs, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) so surrendered for exercise.

In addition, Holders, Beneficial Owners, persons depositing Warrants and persons surrendering ADWs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Warrants or other Deposited Securities on the Warrant register and applicable to transfers of Warrants or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the ADW Deposit Agreement to be at the expense of the person depositing or withdrawing Warrants or Holders and Beneficial Owners of ADWs;

(iv) in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the Foreign Currency;

(v) any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements;

(vi) the fees, charges, costs and expenses incurred by the Depositary, the Custodian or any nominee in connection with the ADW program;

(vii) the amounts payable to the Depositary by any party to the ADW Deposit Agreement pursuant to any ancillary agreement to the ADW Deposit Agreement in respect of the ADW program, the ADWs and the ADWRs; and

(viii) the amounts payable to the Depositary by any party to the Deposit Agreement pursuant to any ancillary agreement to the Deposit Agreement in respect of the ADR program, the ADWs and the ADWRs.

Any other charges and expenses of the Depositary under the ADW Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (23) of this ADWR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

ADW fees and charges payable for (i) the issuance of ADWs and (ii) the cancellation of ADWs will be payable by the person for whom the ADWs are so issued by the Depositary (in the case of ADW issuances) and by the person for whom ADWs are being cancelled (in the case of ADW cancellations). In the case of ADWs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADW issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADWs from the Depositary or the DTC Participant(s) holding the ADWs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADW fees and charges in respect of distributions and the ADW service fee are payable by Holders as of the applicable ADW Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADW fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADW service fee, the applicable Holders as of the ADW Record Date established by the Depositary will be invoiced for the amount of the ADW fees and charges and such ADW fees may be deducted from distributions made to Holders. For ADWs held through DTC, the ADW fees and charges for distributions other than cash and the ADW service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADW fees and charges to the Beneficial Owners for whom they hold ADWs. In the case of (i) registration of ADW transfers, the ADW transfer fee will be payable by the ADW Holder whose ADWs are being transferred or by the person to whom the ADWs are transferred, (ii) conversion of ADWs of one series for ADWs of another series, the ADW conversion fee will be payable by the Holder whose ADWs are converted or by the person to whom the converted ADWs are delivered, and (iii) exercises of ADWs, the ADW exercise fee will be payable by the ADW Holder whose ADWs are being exercised.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADW program established pursuant to the ADW Deposit Agreement, by making available a portion of the ADW fees charged in respect of the ADW program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADW fees and charges shall survive the termination of the ADW Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the ADW Deposit Agreement, the right to collect ADW fees and charges shall extend for those ADW fees and charges incurred prior to the effectiveness of such resignation or removal.

(12) Title to ADWRs. It is a condition of this ADWR, and every successive Holder of this ADWR by accepting or holding the same consents and agrees, that title to this ADWR (and to each ADW evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the ADWR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADWR (that is, the person in whose name this ADWR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the ADW Deposit Agreement or this ADWR to any holder of this ADWR or any Beneficial Owner unless such holder is the Holder of this ADWR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

(13) Validity of ADWR. The Holder(s) of this ADWR (and the ADWs represented hereby) shall not be entitled to any benefits under the ADW Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADWR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADWRs. ADWRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADWR by the Depositary.

(14) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly, is required to file or furnish certain reports with the Commission. These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the ADW Deposit Agreement) at 100 F. Street, N.E., Washington D.C. 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also provide or make available to Holders copies of such reports when furnished by the Company pursuant to Section 5.6 of the ADW Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of ADWRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADWRs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADWRs in the interest of a business or object other than the business of the Company or other than a matter related to the ADW Deposit Agreement or the ADWRs.

The Registrar may close the transfer books with respect to the ADWRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph (25) and Section 7.8 of the ADW Deposit Agreement.

Dated:

CITIBANK, N.A. Transfer Agent and Registrar	CITIBANK, N.A. as Depositary

By:	By:
Authorized Signatory	Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF ADWR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE ADW DEPOSIT AGREEMENT

(15) Distributions in Cash, Warrants, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the ADW Deposit Agreement, the Depositary will, subject to English laws and regulations, (i) if at the time of receipt thereof any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash distribution or proceeds into Dollars (upon the terms and conditions of Section 4.9 of the ADW Deposit Agreement), (ii) if applicable and unless previously established, establish the ADW Record Date upon the terms described in Section 4.10 of the ADW Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution) to the Holders entitled thereto as of the ADW Record Date in proportion to the number of ADWs held as of the ADW Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADWs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADWs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest-bearing account for the benefit of the applicable Holders and Beneficial Owners of ADWs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the ADW Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.1 of the ADW Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.1 of the ADW Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.1 of the ADW Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

If any distribution upon any Deposited Securities consists of a free distribution of Warrants, the Company shall cause such Warrants to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the ADW Deposit Agreement, establish the ADW Record Date upon the terms described in Section 4.10 of the ADW Deposit Agreement and either (i) the Depositary shall, subject to Section 5.9 of the ADW Deposit Agreement, distribute to the Holders as of the ADW Record Date in proportion to the number of ADWs held as of the ADW Record Date, additional ADWs, which represent in the aggregate the number of Warrants received as such free distribution, subject to the other terms of the ADW Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or in connection with the distributor), or (ii) if additional ADWs are not so distributed, take all actions necessary so that each ADW issued and outstanding after the ADW Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Warrants distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes required to be withheld and/or paid in connection with the distribution). In lieu of delivering fractional ADWs, the Depositary shall sell the number of Warrants or ADWs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Section 4.1 ADW Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Warrants) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under Section 5.7 of the ADW Deposit Agreement, has furnished an opinion of U.S. counsel determining that Warrants must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Warrants and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) applicable taxes required to be withheld and/or paid in connection with the distribution and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1 of the ADW Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the ADW Deposit Agreement. Notwithstanding anything contained in the ADW Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.2 of the ADW Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.2 of the ADW Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.2 of the ADW Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADWs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADWs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the ADW Deposit Agreement. If the above conditions are not satisfied or if the Company requests such elective distribution not to be made available to Holders of ADWs, the Depositary shall establish the ADW Record Date on the terms described in Section 4.10 of the ADW Deposit Agreement and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in England and Wales in respect of the Warrants for which no election is made, either (X) cash upon the terms described in Section 4.1 of the ADW Deposit Agreement or (Y) additional ADWs representing such additional Warrants upon the terms described in Section 4.2 of the ADW Deposit Agreement. If the above conditions are satisfied, the Depositary shall establish an ADW Record Date (on the terms described in Section 4.10 of the ADW Deposit Agreement) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADWs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.1 of the ADW Deposit Agreement, or (Y) in ADWs, the distribution shall be made upon the terms described in Section 4.2 of the ADW Deposit Agreement. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Warrants (rather than ADWs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Warrants. Notwithstanding anything contained in the ADW Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.3 of the ADW Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.3 of the ADW Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.3 of the ADW Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Warrants to be made available to Holders of ADWs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation contemplated in Section 5.7 of the ADW Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is satisfactory reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company request that the rights not be made available to Holders of ADWs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) of the ADW Deposit Agreement. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADW Record Date (upon the terms described in Section 4.10 of the ADW Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADWs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADWs upon the valid exercise of such rights. Nothing herein or in the ADW Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Warrants (rather than ADWs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by Section 5.7 of the ADW Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of Section 4.1 of the ADW Deposit Agreement. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4 (a) of the ADW Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.4(b) of the ADW Deposit Agreement, the Depositary shall allow such rights to lapse. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein or in Section 4.4 of the ADW Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADWs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in Deposited Property (including Warrants and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Warrants and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Warrants or to exercise such rights. Nothing herein or in the ADW Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Warrants or other securities to be acquired upon the exercise of such rights.

If ever the Company intends to distribute to the holders of Deposited Securities property other than cash, Warrants or rights to purchase additional Warrants, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADWs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADWs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the ADW Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADWs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADW Record Date (established upon the terms described in Section 4.10 of the ADW Deposit Agreement), in proportion to the number of ADWs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any applicable taxes required to be withheld and/or paid. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 of the ADW Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADW Record Date upon the terms of Section 4.1 of the ADW Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in Section 4.5 of the ADW Deposit Agreement available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

(16) Redemption. If ever the Company intends to exercise any right of redemption and/or mandatory conversionin respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the intended date of redemption and/or mandatory conversion which notice shall set forth the particulars of the proposed redemption and/or mandatory conversion. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 of the ADW Deposit Agreement, and only if after consultation between the Depositary and the Company, to the extent practicable the Depositary shall have determined that such proposed redemption and/or mandatory conversion is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption and/or mandatory conversion rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption and/or mandatory conversion rights are being exercised against receipt of the applicable redemption and/or mandatory conversion consideration. Upon receipt of confirmation from the Custodian that the redemption and/or mandatory conversion has taken place and that applicable redemption and/or mandatory conversion consideration has been received, the Depositary shall (x) convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADWs and cancel ADWRs, if applicable, upon delivery of such ADWs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the ADW Deposit Agreement, and (y) deliver non-cash redemption and/or mandatory conversion proceeds

(net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADWs and cancel ADWRs, if applicable, upon delivery of such ADWs by Holders thereof and the terms set forth in Sections 4.5 and 6.2 of the ADW Deposit Agreement If less than all outstanding Deposited Securities are redeemed and/or mandatorily converted, the ADWs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary after consultation between the Depositary and the Company, to the extent practicable. The redemption and/or mandatory conversion consideration per ADW shall (subject to the terms of the ADW Deposit Agreement) be the equivalent of the per Warrant amount received by the Depositary (adjusted to reflect the ADW(s)-to-Warrant(s) ratio) upon the redemption and/or mandatory conversion of the Deposited Securities represented by ADWs (subject to the terms of Section 4.9 of the ADW Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADW redeemed and/or mandatorily converted. Notwithstanding anything contained in the ADW Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption and/or mandatory conversion provided for in Section 4.7 of the ADW Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.7 of the ADW Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.7 of the ADW Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(17) Fixing of ADW Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Warrants, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Warrants that are represented by each ADW, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Warrants or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the “ADW Record Date”) for the determination of the Holders of ADWs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Warrants represented by each ADW. The Depositary shall make reasonable efforts to establish the ADW Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in England and Wales and shall not announce the establishment of any ADW Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). Subject to applicable law and the terms and conditions of this ADWR and Sections 4.1 through 4.9 of the ADW Deposit Agreement, only the Holders of ADWs at the close of business in New York on such ADW Record Date shall be entitled to receive such distribution, to give such instructions, to receive such notice or solicitation, or otherwise take action.

(18) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADW Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.10 of the ADW Deposit Agreement. The Depositary shall, if requested by the Company in writing in a timely manner, at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADW Record Date: (a) an English summary of such notice of meeting or solicitation of consent or proxy in the format provided by the Company for such purposes, (b) a statement that the Holders at the close of business on the ADW Record Date will be entitled, subject to the laws of England and Wales, the Articles of Association of the Company, the provisions of the ADW Deposit Agreement, the ADWR representing the ADWs and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in English in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting and/or consent rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADWs, and (c) a brief statement as to the manner in which such instructions may be given. Upon the timely receipt of instructions (in the manner deemed acceptable to the Depositary) of a Holder of ADWs as of such record date, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Associations and the terms of the Warrant Agreement, to cause the Custodian to exercise voting or consent rights attached to Warrants represented by ADWs in accordance with such instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to any voting or consent rights that may derive from or arise from the Warrants and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote on or consent to any matter, or in any way make use of the Warrants or other Deposited Securities represented by ADWs except pursuant to and in accordance with voting or consent instructions timely received from Holders. No vote shall be exercised and no consent shall be given in respect of any Warrants or other Deposited Securities represented by ADWs in respect of which no specific voting or consent instructions are received by the Depositary from the Holder thereof.

Notwithstanding anything contained in the ADW Deposit Agreement or any ADW, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADWs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting or consent instructions to the Depositary or otherwise satisfy the conditions to voting their ADWs in a timely manner or that the Custodian will have the legal authority to give effect to any such instructions received from Holders.

Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting or consents, and neither the Depositary nor the Custodian shall vote or give or withhold consent, attempt to exercise the right to vote or give or withhold consent, or in any way make use of the Deposited Securities represented by ADWs, except pursuant to and in accordance with the voting or consent instructions timely received from Holders or as otherwise contemplated herein. Deposited Securities represented by ADWs for which no timely voting or consent instructions are received by the Depositary from the Holder shall not be voted nor shall any consent be given or withheld.

Notwithstanding anything else contained in the ADW Deposit Agreement or any ADWR to the contrary, the Depositary and the Company may, by agreement between them, with notice to the Holders, modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate (subject, in each case, to the terms of Sections 6.1 and 7.8 of the ADW Deposit Agreement).

Notwithstanding anything else contained in the ADW Deposit Agreement or any ADWR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

(19) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, scheme of arrangement or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the ADW Deposit Agreement, and the ADWRs shall, subject to the provisions of the ADW Deposit Agreement and applicable law, evidence ADWs representing the right to receive such additional securities or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, scheme of arrangement, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the ADW Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes) and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations (i) issue and deliver additional ADWs as in the case of a Warrant distributions on the Warrants, (ii) amend the ADW Deposit Agreement and the applicable ADWRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADWs, (iv) call for the surrender of outstanding ADWRs to be exchanged for new ADWRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADWs.

The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADWs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the ADW Deposit Agreement. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(20) Exoneration. Notwithstanding anything contained in the ADW Deposit Agreement or any ADWR, neither the Depositary nor the Company shall be obligated to do or perform any act or thing which is inconsistent with the provisions of the ADW Deposit Agreement or incur any liability (to the extent not limited by Section 7.8(b) of the ADW Deposit Agreement) (i) if the Depositary, the Custodian, the Company or their respective agents shall be prevented or forbidden from, hindered or delayed in, doing or performing any act or thing required or contemplated by the terms of the ADW Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, England and Wales or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of potential criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or other event or circumstance beyond its control (including, without limitation, fire, flood, earthquake, tornado, hurricane, tsunami, explosion, or other natural disaster, nationalization, expropriation, currency restriction, work stoppage, strikes, civil unrest, act of war (whether declared or not) or terrorism, revolution, rebellion, embargo, computer failure, failure of public infrastructure (including communication or utility failure), failure of common carriers, nuclear, cyber or biochemical incident, any pandemic, epidemic or other prevalent disease or illness with an actual or probable threat to human life, any quarantine order or travel restriction imposed by a governmental authority or other competent public health authority, or the failure or unavailability of the United States Federal Reserve Bank (or other central banking system) or DTC (or other clearing system)), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the ADW Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Warrants for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the ADW Deposit Agreement, made available to Holders of ADWs, (v) for any action or inaction of any clearing or settlement system (and any participant thereof) for the Deposited Property or the ADWs, or (vi) for any consequential or punitive damages (including lost profits) for any breach of the terms of the ADW Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(21) Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the ADW Deposit Agreement or any ADWRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the ADW Deposit Agreement or the applicable ADWRs without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADWs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote or give or withhold consent in respect of any of the Deposited Securities, or for the manner in which any vote is cast or consent is given or withheld or the effect of any vote or consent, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the ADW Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any tax consequences that may result from the ownership of ADWs, Warrants, Shares or other Deposited Property, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the ADW Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

The Depositary shall not be liable for any acts or omissions by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

(22) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the ADW Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary, shall be entitled to take the actions contemplated in Section 6.2 of the ADW Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the ADW Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 120th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the ADW Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the ADW Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Section 5.8 and 5.9 of the ADW Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the ADW Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADWs and such other information relating to ADWs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(23) Amendment/Supplement. Subject to the terms and conditions of this paragraph (23), Section 6.1 of the ADW Deposit Agreement and applicable law, this ADW and any provisions of the ADW Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADWs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADWs. Notice of any amendment to the ADW Deposit Agreement or any ADWR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holder identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or the upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADWs to be registered on Form F-6 under the Securities Act or (b) the ADWs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial existing rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADWs, to consent and agree to such amendment or supplement and to be bound by the ADW Deposit Agreement and this ADW, if applicable as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADW and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the ADW Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the ADW Deposit Agreement and this ADWR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the ADW Deposit Agreement and the ADWRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

(24) Expiration/Termination. On the ADW Expiration Date, the ADWs and the ADW Deposit Agreement and the rights and obligations of the parties thereto shall automatically expire (except as otherwise specifically set forth in the ADW Deposit Agreement) and the ADWs and the ADWRs issued upon the terms hereof shall automatically expire and become void. Warrants held by the Custodian between the ADW Expiration Date and the Warrant Expiration Date for which no ADW Exercise Instruction and Warrant Exercise Price have been delivered shall be held by the Custodian solely on behalf of the Holders and Beneficial Owners of ADWs outstanding immediately prior to the ADW Expiration Date and shall be so held solely for the purpose of allowing such Warrants to expire unexercised. Upon expiration of the ADW Deposit Agreement, the Depositary shall be discharged from all obligations under the ADW Deposit Agreement with respect to the ADWs, the ADWRs and the Deposited Securities, except to account for any net proceeds or other cash (after deducting or charging, as the case may be, in each case the applicable charges of the Depositary and the expenses for the account of Holders under the ADW Deposit Agreement and any applicable taxes, governmental charges or assessments).

The Depositary shall, at any time at the written direction of the Company, terminate the ADW Deposit Agreement by providing notice of such termination to the Holders of all ADWs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) one hundred twenty (120) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the ADW Deposit Agreement, the Depositary may terminate the ADW Deposit Agreement by providing notice of such termination to the Holders of all ADWRs then outstanding at least thirty (30) days prior to the date fixed for such termination. The date so fixed for termination of the ADW Deposit Agreement in the termination notice so distributed to Holder of ADWs is referred to as the “Termination Date.” Until the Termination Date, the Depositary shall continue to perform all of its obligations under the ADW Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the ADW Deposit Agreement. If any ADWs shall remain outstanding after the Termination Date, the Registrar thereafter shall discontinue the registration of transfers of ADWs, and the Depositary shall suspend distributions to the Holders thereof, and shall not give any further notices or perform any further acts under the ADW Deposit Agreement, except that the Depositary shall continue to collect distributions pertaining to Deposited Securities, shall sell rights as provided in the ADW Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7 of the ADW Deposit Agreement, together with any distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADWs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a ADW, any expenses for the account of the Holder in accordance with the terms and conditions of the ADW Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the Termination Date, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose ADWs have not theretofore been surrendered. After the Termination Date, the Depositary shall be discharged from all obligations under the ADW Deposit Agreement with respect to the ADWs, the Deposited Securities and the ADWRs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADW, any expenses for the account of the Holder in accordance with the terms and conditions of the ADW Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the ADW Deposit Agreement, the Company shall be discharged from all obligations under the ADW Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the ADW Deposit Agreement.

(25) Compliance with U.S. Securities Laws. Notwithstanding anything in the ADW Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

Each of the parties to the ADW Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the ADW Deposit Agreement or any ADWR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

(26) No Third-Party Beneficiaries/Acknowledgments. The ADW Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the ADW Deposit Agreement. Nothing in the ADW Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs and ADWs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the ADW Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and England and Wales, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the ADW Deposit Agreement.

(27) Governing Law and Jurisdiction. The ADW Deposit Agreement and the ADWRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the ADW Deposit Agreement, any ADWR or any present or future provisions of the laws of the State of New York, the rights of holders of Warrants and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Warrants and other Deposited Securities, as such, shall be governed by the laws of England and Wales (or, if applicable, such other laws as may govern the Deposited Securities). Holders and Beneficial Owners understand and each irrevocably agrees that, by holding an ADW or an interest therein, any suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the ADW Deposit Agreement, ADWs, ADWRs or the transactions contemplated hereby or thereby or by virtue of ownership thereof, may only be instituted in a state or federal court in the City of New York, and by holding an ADW or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in, and irrevocably submits to the exclusive jurisdiction of, such courts in any such suit, action or proceeding. Holders and Beneficial Owners agree that the provisions of this paragraph shall survive such Holders’ and Beneficial Owners’ ownership of ADWs or interests therein.

EACH OF THE PARTIES TO THE ADW DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE ADW DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADWR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADWR on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:________________________________
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADWR.

SIGNATURE GUARANTEED

All endorsements or assignments of ADWRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

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